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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                 OF THE RESTATED CERTIFICATE OF INCORPORATION OF
                               SANDISK CORPORATION
                             A DELAWARE CORPORATION

                  The undersigned, Eli Harari and Cindy L. Burgdorf, hereby certify that:

                  ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

                  TWO: The Amended and Restated Certificate of Incorporation of said corporation, filed on November 13, 1995, as amended by the Certificate of Designations of said corporation, filed on April 24, 1997, shall be amended as set forth in this Certificate of Amendment.

                  THREE: Section A of ARTICLE IV of the Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

                           "A. CLASSES OF STOCK. This corporation is
                  authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is One Hundred Twenty Nine Million (129,000,000) shares, par value $0.001 per share. One Hundred Twenty Five Million (125,000,000) shares shall be Common Stock and Four Million (4,000,000) shares shall be Preferred Stock.

                                      * * *

                  FOUR: The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

                  FIVE: The foregoing Certificate of Amendment has been duly approved by the requisite number of shares of the Corporation in accordance with Sections 902 and 903 of the California Corporation Code. The total number of shares entitled to vote with respect to the foregoing amendment was 27,620,160 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock. No shares of Preferred Stock are outstanding.


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                  IN WITNESS WHEREOF, the undersigned have executed this
Certificate of Amendment on December 9, 1999.

                                     /S/ ELI HARARI
                                     ----------------------------
                                     Eli Harari
                                     President

                                     /S/ CINDY L. BURGDORF
                                     ----------------------------
                                     Cindy L. Burgdorf
                                     Secretary

                  The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Amendment and know the contents thereof, and that the statements therein are true.

                  Executed at Sunnyvale, California, on December 9, 1999.

                                     /S/ ELI HARARI
                                     ----------------------------
                                     Eli Harari

                                     /S/ CINDY L. BURGDORF
                                     ----------------------------
                                     Cindy L. Burgdorf

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                            CERTIFICATE OF AMENDMENT
                 OF THE RESTATED CERTIFICATE OF INCORPORATION OF
                               SANDISK CORPORATION
                             A DELAWARE CORPORATION

                  The undersigned, Eli Harari and Charles Van Orden, hereby certify that:

                  ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

                  TWO: The Amended and Restated Certificate of Incorporation of said corporation, filed on November 13, 1995, as amended by the Certificate of Designations of said corporation, filed on April 24, 1997 and by the Certificate of Amendment of said corporation filed on December 13, 1999, shall be amended as set forth in this Certificate of Amendment.

                  THREE: Section A of ARTICLE IV of the Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

                           "A. CLASSES OF STOCK. This corporation is
                  authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is Four Hundred Four Million (404,000,000) shares, par value $0.001 per share. Four Hundred Million (400,000,000) shares shall be Common Stock and Four Million (4,000,000) shares shall be Preferred Stock.

                                      * * *

                  FOUR: The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

                  FIVE: The foregoing Certificate of Amendment has been duly approved by the requisite number of shares of the Corporation in accordance with
Section 242 of the Delaware General Corporation Law. The total number of shares entitled to vote with respect to the foregoing amendment was 66,531,812 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock. No shares of Preferred Stock are outstanding.


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                  IN WITNESS WHEREOF, the undersigned have executed this
Certificate of Amendment on May 11, 2000.

                                          /S/ ELI HARARI
                                          ---------------------------
                                          Eli Harari
                                          President

                                          /S/ CHALES VAN ORDEN
                                          ---------------------------
                                          Charles Van Orden
                                          Secretary

                  The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Amendment and know the contents thereof, and that the statements therein are true.

                  Executed at Sunnyvale, California, on May 11, 2000.

                                          /S/ ELI HARARI
                                          ----------------------------
                                          Eli Harari

                                          /S/ CHARLES VAN ORDEN
                                          ----------------------------
                                          Charles Van Orden